ROI ACQUISITION CORP. ANNOUNCES RECORD DATE

FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
AND SPECIAL MEETING OF PUBLIC WARRANTHOLDERS

NEW YORK, NY — March 28, 2013 — ROI Acquisition Corp. (NASDAQ: ROIQ; ROIQW; ROIQU) (ROI) announced today that stockholders and public warrantholders of record as of April 15, 2013 will be invited to attend a special meeting in lieu of annual meeting of stockholders and a special meeting of public warrantholders, respectively, to consider and vote upon several proposals related to the previously announced prospective business combination in which ROI will acquire EveryWare Global, Inc. The date, time and location of the special meeting in lieu of annual meeting of stockholders and the special meeting of public warrantholders will be set and announced at a later time. Only holders of record of ROI’s common stock and public warrants, respectively, at the close of business on April 15, 2013 will be entitled to notice of the special meeting in lieu of annual meeting of stockholders and the special meeting of public warrantholders, respectively, and to vote at the special meeting in lieu of annual meeting of stockholders and the special meeting of public warrantholders (and any adjournments or postponements thereof), respectively. The full agenda for each of the meetings will be detailed in the definitive proxy statement of ROI, which will be mailed to all stockholders and public warrantholders of record as of April 15, 2013.

About EveryWare Global, Inc.

EveryWare Global, Inc. is one of the world’s leading designers and sellers of tabletop and food preparation products for the consumer and foodservice markets. It is also the largest supplier of dinnerware to the foodservice industry in North America. EveryWare Global, Inc. operates in the United States, Canada, Mexico, Latin America, Europe and Asia. Its global platform allows it to market and distribute internationally its total portfolio of products including flatware, dinnerware, crystal stemware, glassware, serveware, cutlery, buffetware, candle glass, floral glass, spirit bottles, kitchen tools and gadgets and kitchen accessories. Driven by devotion to design, EveryWare Global, Inc. is a leading global marketer of trusted brands in dining and food preparation and is recognized for providing quality tabletop and kitchen solutions. EveryWare Global, Inc. was formed through the merger of Anchor Hocking and Oneida in March of 2012.

About ROI Acquisition Corp.

ROI Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving ROI Acquisition Corp. and one or more businesses. ROI Acquisition Corp. is a Delaware corporation formed in 2011. Its securities are traded on NASDAQ under the ticker symbols ROIQ, ROIQW and ROIQU.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

ROI has filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement of ROI in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders and public warrantholders. ROI stockholders, public warrantholders and other interested persons are advised to read the preliminary proxy statement, and, once available, any amendments thereto and the definitive proxy statement in connection with ROI’s solicitation of proxies for the stockholder and public warrantholder meetings to be held to, among other things, approve the business combination because the proxy statement will contain important information about ROI, EveryWare Global, Inc. and the proposed business combination. The definitive proxy statement will be mailed to stockholders and public warrantholders of record of ROI as of April 15, 2013. Stockholders and public warrantholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: ROI Acquisition Corp., 601 Lexington Avenue, 51st Floor, New York, New York 10022, Attn.: Joseph A. De Perio, President.

PARTICIPANTS IN THE SOLICITATION

ROI and its directors and officers may be deemed participants in the solicitation of proxies to ROI’s stockholders and public warrantholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in ROI is contained in the proxy statement for the proposed business combination.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include statements with respect to financial and operating performance, strategies, prospects and other aspects of the businesses of ROI, EveryWare Global, Inc. and the combined company after completion of the proposed business combination, and are based on current expectations that are subject to risks and uncertainties.

A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and Plan of Merger for the business combination (Business Combination Agreement); (2) the outcome of any legal proceedings that may be instituted against ROI, EveryWare Global, Inc. or others following announcement of the Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of ROI or other conditions to closing in the Business Combination Agreement; (4) the ability to meet Nasdaq’s listing standards following the merger; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain its management and key employees; (7) costs related to the proposed business combination; (8) changes in applicable laws or regulations; (9) the possibility that EveryWare Global, Inc. may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in ROI’s definitive proxy statement, including those under “Risk Factors” therein, and other filings with the SEC by ROI. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and ROI and EveryWare Global, Inc. undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:

Josh Hochberg

Sloane & Company

(212) 446-1892

jhochberg@sloanepr.com

Erica Bartsch

Sloane & Company

(212) 446-1875

ebartsch@sloanepr.com

Connie Laux

Clinton Group, Inc.

(212) 825-0400